Exhibit 10.5.1

LEASE AMENDMENT AND EXTENSION AGREEMENT

This Lease Amendment and Extension Agreement (the “Amendment”) is entered into as of September     , 2011, by and between Endsley Fresno Properties, L.P., a California limited partnership (“Landlord”), and Unified Grocers, Inc., a California corporation (“Tenant”), who agree as follows:

1. Recitals. This Amendment is made with reference to the following facts and circumstances:

(a) Landlord, as successor to Dermody Properties, is the landlord and Tenant, formerly known as Unified Western Grocers, Inc., is the tenant under that certain Standard Industrial Lease (Net-Net-Net) (Single Tenant), dated as of November 15, 2001 (together with all prior amendments thereto, if any, the “Lease”). Capitalized terms used but not otherwise defined in this Amendment have the meanings given to them in the Lease.

(b) The Initial Lease Term of the Lease is scheduled to expire on April 30, 2012, and Tenant has the options to extend the term of the Lease for two (2) additional Extension Terms of (5) years each, all as provided in the Lease.

(c) Tenant desires to extend the Initial Lease Term while retaining its options respecting the Extension Terms, and Landlord is agreeable to extension of the Initial Lease Term; and by this Amendment, Landlord and Tenant desire to set forth their agreements with respect thereto.

2. Amendments. Landlord and Tenant agree that the Lease is amended as follows:

(a) The Initial Lease Term will expire on October 31, 2012, rather than April 30, 2012. Tenant will have the option (the “Interim Extension Option”) to further extend the Initial Lease Term for one (1) additional period of six (6) months (the “Interim Extension Term”) such that the Initial Lease Term would then expire on April 30, 2013. The Interim Extension Option may be exercised by Tenant only by the giving of written notice of such exercise (the “Interim Extension Notice”) to Landlord at least sixty (60) days before the expiration of the Initial Lease Term. If Tenant fails to timely deliver the Interim Extension Notice, or if this Lease is terminated pursuant to any of its other terms or provisions prior to the expiration of the Initial Lease Term, all remaining Extension Options shall lapse, and Tenant shall have no right to extend or further extend the Lease Term. The Interim Extension Option shall be exercisable by Tenant on the express condition that at the time of delivery of Tenant’s Interim Extension Notice and at all times thereafter and prior to the commencement of the Interim Extension Term, Tenant shall not be in default under the Lease beyond any applicable cure period(s). In the event of the failure of any such conditions, all unexercised Extension Options shall lapse and shall be null and void and of no further force or effect. After exercise of the Interim Extension Option by Tenant in accordance with the foregoing provisions, Tenant obligation to renew shall be irrevocable by Tenant. The Interim Extension Term will be at the same Base Monthly Rent and otherwise on all of the same terms and conditions as are in effect under the Lease immediately preceding the commencement of the Interim Extension Term.

(b) In addition to the Interim Extension Option, Tenant shall continue to have the Extension Options to extend the Lease Term for the two Extension Terms as provided in the Lease. However, notwithstanding the provisions of Section 41.01 of the Lease to the contrary, Tenant’s exercise, if any, of the first Extension Option shall be by the giving of an Extension Notice at least sixty (60) days before the expiration of the Initial Lease Term, rather than at least one hundred eighty (180) days before such expiration. Tenant’s exercise, if any, of the second Extension Option shall continue to be by the giving of an Extension Notice at least one hundred eighty (180) days prior to the expiration of the first Extension Term.

3. Lease Remains in Effect. Except as amended hereby, the Lease remains unmodified and in full force and effect.

4. Miscellaneous. This Amendment constitutes the entire understanding and agreement of the parties with respect to its subject matter and it supersedes all other understandings and agreements of the parties with respect thereto.

5. Counterparts. This Amendment may be executed in counterparts, each of which is an original but all of which together constitute but one and the same instrument. Signature pages of this Amendment may be detached from any counterpart and re-attached to any other counterpart of this Amendment which is identical in form hereto but having attached to it one or more additional signature pages.

The parties have caused this Amendment to be duly executed by their respective duly authorized officers or representatives as of the date first set forth above.

ENDSLEY FRESNO PROPERTIES, L.P.,		UNIFIED GROCERS, INC.,
a California limited partnership		a California corporation

By:	/s/ Stephen Endsley	By:	/s/ Gary C. Hammett
	Stephen Endsley		Gary C. Hammett
	General Partner		Vice President

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